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                                                                   EXHIBIT 12.2


               Caterair International Corporation and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
 (Unaudited with respect to the nine months ended September 30, 1996 and 1997)
                             (Dollars in Thousands)



                                                                Year Ended December 31,              Nine Months Ended September 30,
                                           --------------------------------------------------------- ------------------------------
                                                1992        1993        1994        1995        1996          1996        1997
                                           ---------   ---------   ---------   ---------   ---------     ---------   ---------
Fixed charges:
   Interest expense                              N/A         N/A         N/A       4,979      18,450        14,308      13,443
   Implicit interest in rent                     N/A         N/A         N/A       2,239       8,900         7,225       6,603
                                           ---------   ---------   ---------   ---------   ---------     ---------   ---------

   Total fixed charges                           N/A         N/A         N/A       7,218      27,350        21,533      20,046
                                           =========   =========   =========   =========   =========     =========   =========

Earnings:
   Earnings from continuing operations
     before provision for income taxes            --          --          --       3,064      16,101         9,812      12,937
   Fixed charges                                 N/A         N/A         N/A       7,218      27,350        21,533      20,046
                                           ---------   ---------   ---------   ---------   ---------     ---------   ---------

   Earnings, as defined                          N/A         N/A         N/A      10,282      43,451        31,345      32,983
                                           =========   =========   =========   =========   =========     =========   =========

Ratio of earnings to fixed charges               N/A         N/A         N/A         1.4         1.6           1.5         1.6
                                           =========   =========   =========   =========   =========     =========   =========

Deficiency of earnings                            --          --          --         N/A         N/A           N/A         N/A
                                           =========   =========   =========   =========   =========     =========   =========